[FORM OF FACE OF GLOBAL SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY
PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE
OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED
TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST
COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S
NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN
ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE
TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE
SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT
AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION
HEREOF, THE HOLDER:

  (1)    REPRESENTS THAT IT IS A "QUALIFIED
     INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A
     UNDER THE SECURITIES ACT OF 1933;

  (2)    AGREES THAT IT WILL NOT, PRIOR TO THE DATE
     (THE "RESALE RESTRICTION TERMINATION DATE") THAT
     IS TWO YEARS AFTER THE LATER OF THE LAST DAY OF
     THE ORIGINAL ISSUE DATE OF THE 2.0% CONVERTIBLE
     SENIOR DEBENTURES AND THE LAST DATE ON WHICH THE
     COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE
     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
     SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE
     SECURITY EVIDENCED HEREBY OR THE COMMON STOCK
     ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT
     (A) TO FINANCIAL FEDERAL CORPORATION OR ANY
     SUBSIDIARY THEREOF, (B) TO A QUALIFIED
     INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A
     UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO
     ANY OTHER EXEMPTION FROM THE REGISTRATION
     REQUIREMENTS OF THE SECURITIES ACT OF 1933,
     INCLUDING RULE 144 UNDER THE SECURITIES ACT OF
     1933 (IF AVAILABLE), OR (D) PURSUANT TO A
     REGISTRATION STATEMENT THAT HAS BEEN DECLARED
     EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND
     WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF
     SUCH TRANSFER; AND

  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO
     WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED
     (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR
     CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE
     EFFECT OF THIS LEGEND.

     The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction
Termination Date or the transfer of the Securities pursuant to Rule 144 or clause 2(D) above.

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS
SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE
DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS APRIL
12, 2004. IN ADDITION, THIS SECURITY IS SUBJECT TO THE
UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING
CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF
SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE
CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.375%,
COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE
YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES).

     THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL
OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY
BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO
HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT
INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-
4, OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT
REGULATIONS"), AND (2) TO BE BOUND BY THE COMPANY'S
DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED
PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT
PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE
PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN
REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE
DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE
YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN
REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING
ADDRESS: FINANCIAL FEDERAL CORPORATION, 733 THIRD
AVENUE, NEW YORK, NEW YORK 10017, ATTENTION: INVESTOR
RELATIONS.

     Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for United States federal income tax purposes.

             FINANCIAL FEDERAL CORPORATION

       2% Convertible Senior Debentures Due 2034

REGISTERED
CUSIP: 317492 AE 6
ISSUE DATE: April 12, 2004    Principal Amount: $175,000,000
No. R-1


     FINANCIAL FEDERAL CORPORAITON, a Nevada
corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of One Hundred
Seventy-Five Million Dollars, on April 15, 2034.

     Interest Rate: 2% per year.

     Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2004.

     Interest Record Date: April 1 and October 1 of each year.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: April 12, 2004         FINANCIAL FEDERAL CORPORATION

                              By:______________________
                              Name:
                              Title:

                              By:______________________
                              Name:
                              Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By__________________________________
Authorized Signatory

Dated: April 12, 2004


         [FORM OF REVERSE OF GLOBAL SECURITY]

       2% Convertible Senior Debentures Due 2034


     This Security is one of a duly authorized issue of 2% Convertible Senior Debentures Due 2034 (the
"Securities") of Financial Federal Corporation, a
Nevada corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of April 12, 2004 (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as trustee
(the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Interest.

     The Securities shall bear interest on the principal amount thereof at a rate of 2% per year. The
Company shall pay Contingent Interest as set forth in the Indenture and in Section 3 hereof. The Company shall also pay Liquidated Damages as set forth in
Section 4.07 of the Indenture and the Registration
Rights Agreement.

     Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date.
Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

     The Company will pay Interest to a person other than the Securityholder of record on the Interest
Record Date if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Purchase Date or the Designated
Event Purchase Date, as the case may be, to the same person to whom it will pay the principal of those Securities.

     If the principal amount of any Security, or any accrued and unpaid Interest, Contingent Interest, if any, or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Repurchase Price or Designated Event Purchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated
Damages Payment Dates as defined in the Registration
Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.   Method of Payment.

     Except as provided below, the Company shall pay
Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated
Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds or by mail at the election of the Holder of any such Security.

     At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

     Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Repurchase Prices,
Designated Event Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities.
The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
However, the Company may make such cash payments by check payable in such money.

3.   Contingent Interest

     The Company shall pay Contingent Interest under the circumstances and in the amounts described in
Article 11 of the Indenture. Such Contingent Interest, if any, shall be payable in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

4.   Indenture.

     The Securities are general unsecured obligations of the Company limited to $175,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities.
The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after April 20, 2009 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated
Damages, if any, on those Securities up to (but excluding) the Redemption Date (the "Redemption
Price").

     In no event will any Security be redeemable before April 20, 2009.

6. Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on April
15, 2009, April 15, 2014, April 15, 2019, April 15,
2024 and April 15, 2029 in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Purchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Designated
Event for a Designated Event Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent
Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Designated
Event Purchase Date.

     Holders have the right to withdraw any Purchase
Notice or Designated Event Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price or Designated Event Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Designated Event Purchase
Date, as the case may be, is deposited with the Paying
Agent, on the Business Day immediately following the Purchase Date or the Designated Event Purchase Date,
Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) on and following such Purchase Date or Designated Event
Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Designated Event Purchase Price upon surrender of such Security.

7.   Notice of Redemption.

     Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption
Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and immediately after such Redemption Date Interest, Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.   Conversion.

     Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in
Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

     The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

     A Security in respect of which a Holder has delivered a Purchase Notice or Designated Event
Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Designated Event Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 22.6778 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest and accrued and unpaid Contingent Interest or Liquidated Damages. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any. Instead, such amount shall be deemed paid by the shares of Common
Stock delivered upon conversion of any Security.  A
Holder shall receive, however, accrued and unpaid
Liquidated Damages, if any. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

     To surrender a Security for conversion, a Holder must (1) complete and manually sign the Notice of Conversion attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents, (4) if required by Section 10.02(g) of the Indenture, pay
Interest and Contingent Interest and (5) pay any transfer or similar tax, if required.

     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

     If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other
Person, in each case in accordance with the Indenture.

9.   Conversion Arrangement on Call for Redemption.

     Any Securities called for redemption, unless surrendered for conversion before the close of business on Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.  Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The
Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or
Registrar.

11.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A
Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Designated Event Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add to the covenants of the Company for the benefit of the Holders of Securities, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of the Company's assets substantially as an entirety occurs, (iv) to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (v) to increase the Conversion Rate;
provided, however, that such increase in the Conversion
Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (vi) to establish the form of Securities if issued in definitive form, (vii) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee, (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or in connection with the registration of the Securities as contemplated by the Registration Rights Agreement, (ix) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or which is otherwise defective, (x) add or modify any other provisions of the Indenture with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities; provided that any addition or modification made solely to conform the provisions of this Indenture to the "Description of Debentures" in the Offering Memorandum relating to the Securities will not be deemed to adversely affect the interests of the holders of the Securities.

15.  Defaults and Remedies.

     If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  Calculations in Respect of Securities.

     The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common
Stock and the amounts of Contingent Interest and Liquidated Damages, if any, accrued on the Securities.
Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.  United States Federal Income Tax Treatment.

     For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Security is being issued with Tax Original Issue
Discount and the issue date of this Security is April
12 2004. In addition, this Security is subject to the United States federal income tax regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue
Code, the comparable yield of this Security is 7.375%, compounded semi-annually (which will be treated as the yield to maturity for United States federal income tax purposes).

     The Company agrees, and by accepting a beneficial ownership interest in this Security each Holder and any beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (1) to treat this Security as a debt instrument that is subject to Treas. Reg. Sec. 1.1275-
4, or any successor provision (the "contingent payment regulations"), and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the contingent payment regulations. The Company agrees to provide promptly to the Holder of this security, upon written request, the issue price, amount of Tax Original Issue
Discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: Financial Federal Corporation, 733 Third
Avenue, New York, New York 10017, Attention: Investor
Relations.

19.  [Reserved].

20.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

21.  Authentication.

     This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

22.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM
(=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST
(=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE
INDENTURE AND THIS SECURITY.

24.  Copy of Indenture.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Financial Federal Corporation
     733 Third Avenue
     New York, New York 10017
     Attn: Angelo Garubo
     Facsimile No.: 212-286-5885

25.  Registration Rights.

     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated
April 12, 2004, between the Company and Banc of America
Securities LLC and J.P. Morgan Securities Inc., as representatives of the several initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement).
The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.


ASSIGNMENT FORM               CONVERSION NOTICE

To assign this Security,      To convert this Security
fill in the form below:       into Common Stock of the
                              Company, check the box [ ]

I or we assign and            To convert only part of
transfer this Security to     this Security, state the
_________________________     principal amount to be
_________________________     converted (which must be
(Insert assignee's soc.       $1,000 or an integral
sec. or tax ID no.)           multiple of $1,000):
_________________________
____                          If you want the stock
_________________________     certificate made out in
____                          another person's name
_________________________     fill in the form below:
____                          ________________________
(Print or type assignee's     ________________________
name, address and zip         __________
code)                         (Insert the other
                              person's soc. sec. tax
and irrevocably appoint       ID no.)
                              ________________________
____________________          ________________________
agent to transfer this        ________________________
Security on the books of      ________________________
the Company.  The agent       ________________________
may substitute another to     ________________________
act for him.                  (Print or type other
                              person's name, address
                              and zip code)

Date:  __________ Your Signature:______________________

_______________________________________________________

  (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:_____________________________
     Authorized Signatory



          SCHEDULE OF INCREASES AND DECREASES
                  OF GLOBAL SECURITY

Initial Principal Amount of Global Security: One
Hundred Seventy-Five Million dollars ($175,000,000).

Date       Amount of  Amount of  Principal   Notation
           Increase   Decrease   Amount of   by
           in         in         Global      Registrar
           Principal  Principal  Security    or
           Amount of  Amount of  After       Security
           Global     Global     Increase    Custodian
           Security   Security   or
                                 Decrease